Exhibit 99.1

JP Energy Partners LP Announces 2016 Financial Guidance

IRVING, Texas, January 7, 2016 — JP Energy Partners LP (NYSE: JPEP) (“JP Energy”, “we,” “our,” or “us”) today announced its 2016 financial guidance.

Financial guidance for 2016 includes full year Adjusted EBITDA of $50-$56 million and Distributable Cash Flow of $39-$45 million. For the full year 2016, our goal is to achieve total unit distribution coverage of 1.0x, which could include some level of corporate overhead support from our General Partner. Approximately 80% of the 2016 Adjusted EBITDA guidance is not sensitive to crude oil volumes or margins.

“Our 2016 financial guidance reflects continued execution in each of our business segments, resulting in double-digit Adjusted EBITDA growth at the mid-point,” said J. Patrick Barley, Executive Chairman, President and Chief Executive Officer of JP Energy. “While we forecast some portion of our annual Adjusted EBITDA growth to result from expected improvements in volumes and margins, the majority of the expected increase is due to identified and controllable sources of growth including expense reductions and efficiency improvements across our operations, many of which are already underway. While not factored into our forecast, our business and its concentration in the Permian Basin offers significant upside potential during an eventual crude oil recovery.”

Balance Sheet and Liquidity

Full year 2016 growth capital expenditures are estimated to range $25-$35 million. Of this amount, $15 million is expected to be driven by the continued development of our Silver Dollar Pipeline system. We expect to maintain adequate liquidity on our revolving credit facility to fund our planned organic spending needs and remain at or below JP Energy’s long-term target of 3.5-4.0x debt to EBITDA through 2016.

Conference Call Information

We will hold a conference call on Friday, January 8, 2016, at 8:00 a.m. Central Time (9:00 a.m. Eastern Time) to discuss our 2016 financial guidance. The call can be accessed live over the telephone by dialing (877) 407-0784, or for international callers, (201) 689-8560.  A replay will be available shortly after the call and can be accessed by dialing (877) 870-5176, or for international callers (858) 384-5517. The passcode for the replay is 13627727.  The replay will be available until January 22, 2016.

Interested parties may also listen to a simultaneous webcast of the conference call by logging onto JP Energy’s website at www.jpenergypartners.com in the Investors section. A replay of the webcast will also be available for approximately 30 days following the conference call.

About JP Energy Partners LP

JP Energy Partners LP (JPEP) is a publicly traded, growth-oriented limited partnership that owns, operates, develops and acquires a diversified portfolio of midstream energy assets. Our operations currently consist of: (i) crude oil pipelines and storage; (ii) refined products terminals and storage; and (iii) NGL distribution and sales, which together provide midstream infrastructure solutions for the growing supply of crude oil, refined products and NGLs in the United States. To learn more, please visit our website at www.jpenergypartners.com.

Use of Non-GAAP Financial Measures

Adjusted EBITDA and distributable cash flow are supplemental, non-GAAP financial measures used by management and by external users of our financial statements, such as investors and commercial banks, to assess:

•                  our operating performance as compared to those of other companies in the midstream sector, without regard to financing methods, historical cost basis or capital structure;

•                  the ability of our assets to generate sufficient cash flow to make distributions to our unitholders;

•                  our ability to incur and service debt and fund capital expenditures; and

•                  the viability of acquisitions and other capital expenditure projects and the returns on investment of various investment opportunities.

We believe that the presentation of Adjusted EBITDA and distributable cash flow provides information useful to investors in assessing our financial condition and results of operations. The GAAP measures most directly comparable to Adjusted EBITDA and distributable cash flow are net income (loss) and cash flow from operating activities, respectively. These non-GAAP measures should not be considered as alternatives to the most directly comparable GAAP financial measure. Each of these non-GAAP financial measures exclude some, but not all, items that affect the most directly comparable GAAP financial measure. Because Adjusted EBITDA and distributable cash flow may be defined differently by other companies in the our industry, our definitions of these non-GAAP financial measures may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.

We define Adjusted EBITDA as net income (loss) plus (minus) interest expense (income), income tax expense (benefit), depreciation and amortization expense, asset impairments, (gains) losses on asset sales, certain non-cash charges such as non-cash equity compensation, non-cash vacation expense, non-cash (gains) losses on commodity derivative contracts (total (gain) loss on commodity derivatives less net cash flow associated with commodity derivatives settled during the period) and selected (gains) charges and transaction costs that are unusual or non-recurring. We define distributable cash flow as Adjusted EBITDA plus proceeds from the sale of assets, less net cash interest paid, income taxes paid and maintenance capital expenditures.

Forward-Looking Statements

Disclosures in this press release contain “forward-looking statements.” The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “will,” “could,” “may,” “guidance,” “assume,” “outlook,” “estimate,” “target” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature.  These forward-looking statements are based on various assumptions, many of which are based, in turn, upon further assumptions, including examination of historical operating trends made by our management of JP Energy, our current expectations and beliefs concerning future developments and their potential effect on us.  While management believes that these forward-looking statements are reasonable as and when made, because assumptions are inherently subject to significant uncertainties and contingencies, which are difficult or impossible to predict and are beyond our control, we cannot give assurance that we will achieve or accomplish these expectations, beliefs or intentions or that future developments affecting us will be those that we anticipate.  Comments concerning our expectations for future revenues and operating results are based on, among other things, our forecasts for our existing operations and do not include the potential impact of any future acquisitions.  Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to the price of, demand for and production of, crude oil, refined products and NGLs in the markets we serve; the volumes of crude oil that we gather, transport and store; the throughput volumes at our refined products terminals and our NGL sales volumes; the fees we receive for the crude oil, refined products and NGL volumes we handle; pressures from our competitors, some of which may have significantly greater resources than us; the cost of propane that we buy for resale, including due to disruptions in its supply, and whether we are able to pass along cost increases to our customers; competitive pressures from other energy sources such as natural gas, which could reduce existing demand for propane; the risk of contract cancellation, non-renewal or failure to perform by our customers, and our inability to replace such contracts and/or customers; leaks or releases of hydrocarbons into the environment that result in significant costs and liabilities; the level of our operating, maintenance and general and administrative expenses; regulatory action affecting our existing contracts, our operating costs or our operating flexibility; failure to secure or maintain contracts with our largest customers, or non-performance of any of those customers under the applicable contract; competitive conditions in our industry; changes in the long-term supply of and demand for oil and natural gas; volatility of fuel prices; actions taken by our customers, competitors and third-party operators; our ability to complete growth projects on time and on budget; inclement or hazardous weather conditions, including flooding, and the physical impacts of climate change; environmental hazards; industrial accidents; changes in laws and regulations (or the interpretation thereof) related to the transportation, storage or terminaling of crude oil and refined products or the distribution and sales of NGLs; fires, explosions or other accidents; the effects of future litigation; and other factors discussed from time to time in each of our documents and reports filed with the Securities and Exchange Commission. Any forward-looking statement applies only as of the date on which such statement is made and we do not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.  When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in our 10-K and other documents on file with the Securities and Exchange Commission. The risk factors and other factors noted in our public filings could cause our actual results to differ materially from those contained in any forward-looking statement. Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, we caution investors not to unduly rely on our forward-looking statements. We disclaim any obligations to and do not intend to update or announce publicly the result of any revisions to any of the forward-looking statements in this press release or the accompanying presentation to reflect future events or developments.

Source: JP Energy Partners LP

JP Energy Partners LP

Investor Relations, 866-912-3714

investorrelations@jpep.com